Exhibit 10.36

THIRD ADDENDUM TO

ADCENTER LICENSE, HOSTING AND SUPPORT AGREEMENT

This Third Addendum is entered into by and between IAC Search & Media, a Delaware corporation (“Partner”) and LookSmart, Ltd., a Delaware corporation (“LookSmart”) and is the third addendum to that certain AdCenter License, Hosting and Support Agreement by and between Partner and LookSmart entered into as of May 16, 2005, as amended by the parties in two addenda effective January 2006 and May 2006, respectively (the “Agreement”).

This Third Addendum is effective as of January 1, 2007 (the “Third Addendum Effective Date”).

Partner and LookSmart wish to extend the term of their relationship and amend certain terms and conditions of the Agreement. Therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Partner and LookSmart agree as follows:

1. Subscription Payment. Section 3a) is revised to delete the table and the text following it and replace it with the following:

Time Period	LookSmart *** Share of Partner ***
***	***
***	***
***	***

***

***

***

Confidential

*** Material in the exhibit marked with a “***” has been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Securities and Exchange Commission.

2. Term. The phrase “two years after the Version 1.0 Launch Date” in Section 8a) is deleted and replaced with the following: “December 31, 2009”.

3. Termination. Section 8) c) is deleted in its entirety and replaced with the following: “8) c) Termination by Partner. Partner may terminate this Agreement by giving LookSmart not less than ninety (90) days’ prior written notice. Notwithstanding Partner’s right to terminate under this Section 8c), in the event of such a termination by Partner, Partner shall ***

****

4. Partner will not, directly or indirectly, solicit for employment or for providing services to Partner, nor hire, any LookSmart employee or consultant who works on or is involved with the AdCenter for the shorter of a) one (1) year after the time such employee or consultant ceases working on or involvement with the AdCenter or b) one (1) year after the termination or expiration of the Agreement (as modified). Notwithstanding anything to the contrary herein, Partner shall not be prohibited from hiring persons who respond to general advertisements or who have been terminated by LookSmart. This provision will survive any termination or expiration of the Agreement in accordance with its terms.

5. Partner agrees to issue a joint press release with LookSmart announcing the extension of the relationship represented by the Agreement.

6. Except as expressly modified by this Third Addendum, the Agreement shall remain in full force and effect.

Partner		LookSmart

By:	/S/ DANIEL E. CAUL	By:	/S/ DAVID BARD HILLS

Name:	Daniel E. Caul	Name:	David Bard Hills

Title:	Senior Vice President & General Counsel	Title:	CEO

Confidential

*** Material in the exhibit marked with a “***” has been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Securities and Exchange Commission.